UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 22, 2006

ENVIRONMENTAL CONTROL CORPORATION

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

333-120682

(Commission File Number)

20-3626387

(IRS Employer Identification No.)

206-1338 Homer Street, Vancouver, BC V6B 6A7

(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code 604.669.3532

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On September 22, 2006, Albert E. Hickman, Gary Bishop, Nils Rodeblad, Michael J. Mugford and Edward P. Noonan were appointed to our board of directors and Terence Mugford resigned his positions as officer and director of our company.

Mr. Hickman was appointed President, Chief Executive Officer and Chairman of the Board and Mr. Bishop was appointed Chief Financial Officer to fill the vacancies created by the resignation of Terence Mugford.

Mr. Hickman currently sits as Chairman of the Hickman Group of Companies, a group with diversified activities in Atlantic Canada, including: Hickman Motors Limited, Hickman Leasing Limited, Hickman Saturn SAAB, Budget Rent-A-Car, and Body Works Limited. Other current directorships include Buchans River Ltd. and Churchill Falls (Labrador) Corporation Ltd.

Mr. Hickman just recently retired from the Board of Directors of Canadian Imperial Bank of Commerce, where he served as Director for 16 years. Mr. Hickman has also served as Director of Fishery Products International (as Lead Director), Newtel Enterprises, and Aliant Inc. Also, he has served on many national committees and advisory boards associated with the automotive industry.

Mr. Bishop is presently Vice-President, Finance and Chief Financial Officer with the Hickman Group of Companies. Mr. Bishop is a Chartered Accountant and graduated from Memorial University of Newfoundland with a Bachelor of Commerce degree and a Masters of Business Administration degree. Mr. Bishop has served on the Board of Directors for a number of private corporations as well as Chairman of the Board of The Credit Bureau of St. John’s Limited.

Mr. Rodeblad has acted as the owner and operator of N.B.R. Consulting LTD in St. John’s, Newfoundland and Labrador for the past 25 years. He has significant consulting experiences worldwide, including over 15 years of full-time consulting work for Hickman Group of Companies, as well as consulting work for various transportation companies in Sweden.

Mr. Michael Mugford has several years of sales experience with Xerox Corporation, and has held several executive positions with publicly traded companies in the past. In 2003, Mr. Mugford founded MJM Enterprises Inc., a multimillion dollar international business practice, where he currently serves as Director of the company.

Mr. Noonan is currently a partner of Noonan, Oakley Barristers and Solicitors, located in St. John's, Newfoundland and Labrador.  Mr. Noonan was admitted to the Law Society of Newfoundland in 1970, and was appointed Queen's Counsel in 1993.  Mr. Noonan currently sits as Director of the St. John's Port Authority.

Our board of directors now consists of Albert E. Hickman, Gary Bishop, Nils Rodeblad, Michael J. Mugford and Edward P. Noonan.

There are no family relationships between any of our directors or executive officers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENVIRONMENTAL CONTROL CORPORATION

/s/ Albert E. Hickman

Albert E. Hickman

President, Chief Executive Officer and Chairman

of the Board

Date: September 22, 2006